UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest event Reported): July 28, 2014 (July 25, 2014)

CHINA SHENGDA PACKAGING GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada	333-148232	26-1559574
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

No. 2 Beitang Road
Xiaoshan Economic and Technological Development Zone
Hangzhou, Zhejiang Province 311215
People's Republic of China
(Address of principal executive offices)

(86) 571-82838805
(Registrant's telephone number, including area code)

_______________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

ITEM 5.07. Submission of Matters to a Vote of Security Holders.

On July 25, 2014, China Shengda Packaging Group Inc. (the “Company”) held an annual meeting of its shareholders (the “Annual Meeting”) at which a majority of the Company’s shareholders (i) elected Messieurs Fang, Yuan and Zhang and Ms. Fang to serve as a director of the Company for a term that will continue until the next annual meeting of stockholders, until a successor has been duly elected and qualified or the director’s earlier resignation, death or removal, (ii) ratified the appointment of Marcum Bernstein & Pinchuk LLP (“Marcum BP”) to serve as the Company’s independent registered public accounting firm for 2014; and (iii) approved, on a non-binding and advisory basis, the executive compensation.

According to the Company’s bylaws, in any uncontested election of directors, each nominee receiving a majority of the votes cast shall be deemed elected. Mr. Mao did not receive a majority of votes cast from stockholders. As part of the requirements of the Company’s bylaws, Mr. Mao’s term shall expire one week after the certification by the Company of the voting results. Upon the expiration of the term, the Board may declare the director’s seat vacant and fill such vacancy.

The tabulation of voting results at the Annual Meeting is as follows:

Proposal 1: The election of directors

			Votes		Broker
Name	Votes For	Withheld	Against	Abstentions	Non-Votes
Nengbin Fang	22,236,195	20,511
Congyi Fang	22,236,195	20,511
Zhihai Mao	782,887	21,473,819
Zhen Yuan	22,236,195	20,511
Yaoquan Zhang	22,238,195	18,511

Proposal 2: The ratification of the appointment of Marcum BP as the Company’s independent registered public accounting firm for 2014

	Votes		Broker
Votes For	Against	Abstentions	Non-Votes
22,239,450	17,100	156	-

Proposal 3: Non-binding advisory vote on executive compensation

	Votes		Broker
Votes For	Against	Abstentions	Non-Votes
22,235,739	20,311	656	-

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA SHENGDA PACKAGING GROUP INC.

Date: July 28, 2014	/s/ Daliang Teng
Daliang Teng
Chief Executive Officer